UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549

                                FORM 8-K
                            CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


             Date of earliest event reported:  September 10, 2003


                         LOTUS PACIFIC, INC.
       (Exact name of Registrant as specified in its charter)


      Delaware                     000-24999               52-1947160
(State or other jurisdiction  (Commission File Number)    (IRS Employer
of incorporation)                                       Identification No.)

     2402 Michelson Drive, Suite 220, Irvine, CA     92612
     (Address of Principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (949) 475-1880

Item 5.	Other Events.

Settlement of Certain Claims

Effective September 10, 2003, the Company settled all claims against its former subsidiary, ARESCOM Inc., a California corporation ("ARESCOM"), including all amounts previously due on a promissory note dated December 14, 2001, issued by ARESCOM to the Company. In connection with the settlement, the Company also exchanged with certain shareholders of ARESCOM all of the shares of ARESCOM common stock and Series B Preferred Stock held by the Company, 3,850,000 and 11,048 shares, respectively, for all of the shares of the Company's common stock held by such shareholders. The total number of shares of the Company's common stock acquired by the Company were in excess of 3,452,039 shares.

Forward Looking Statements. The statements in this Form 8-K Current Report concerning current management's expectations are "forward looking statements" within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management "estimates," "expects," "intends," "continues,"
"may," or "will" or statements concerning "potential" or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. These forward-looking statements are based on our management's current views and assumptions.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PACIFIC, INC.
(Company)

Date:   September 30, 2003   By: /s/ Vincent Yan
                                     Vincent Yan
                                     President and CEO